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                                                                     EXHIBIT 4.3

                             CAREY DIVERSIFIED LLC
                          EMPLOYEE SHARE PURCHASE PLAN

                 1. Purpose. The purpose of the Carey Diversified LLC Employee Share Purchase Plan (the "Plan") is to encourage and assist Employees of (a) Carey Diversified LLC (the "Company"), (b) the Manager of the Company,
(c) W.P. Carey & Co., Inc. and (d) any other affiliate of the Company that elects to participate in the Plan (with the consent of the Company), in acquiring an ownership interest in the Company. The Plan is not intended to be an Employee Stock Purchase Plan under Section 423 of the Code.

                 2. Definitions. The following terms as used in this Plan shall have the meaning specified below, unless the context clearly indicates otherwise.

                   (a) "Account" means the bookkeeping account established for an Employee to which the following shall be credited: (i) the funds deducted or paid from the Employee's Compensation pursuant to the terms of the Plan to purchase Shares; (ii) any purchased Shares; and (iii) any dividends on Shares credited to the account which are to be used to purchase additional Shares as permitted hereunder.

                   (b)    "Board" means the Board of Directors of the Company.

                   (c) "Code" means the Internal Revenue Code of 1986, as amended, and any regulations thereunder.

                   (d) "Committee" means the committee appointed by the Board to administer the Plan. The Committee shall serve at the pleasure of the Board and the Board may appoint or remove Committee members at any time for any reason. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

                   (e) "Company" means Carey Diversified LLC, a Delaware limited liability company, or any successor thereto.

                   (f) "Compensation" means a Participant's total compensation from the Company, Manager, W.P. Carey & Co., Inc. or other participating affiliate payable during the applicable Semi-Annual Period.

                   (g) "Employee" means any officer or other common law employee of the Company, the Manager, W.P. Carey & Co., Inc. or other affiliate of the Company which participates in the Plan with the consent of the Company.

                   (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include the rules and regulations thereunder and successor provisions and rules and regulations thereto.





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                   (i)    "Fair Market Value" of a Share means, as of any given
date, (i) the average of the high and low price of a Share as reported on the New York Stock Exchange (or if Shares were not traded on such date, on the closest preceding date on which a trade occurred), or (ii) if the Shares are not publicly traded, the fair market value of a Share as determined by the Committee in good faith, using such criteria as the Committee may, in its sole discretion, deem appropriate.

                   (j) "Manager" means Carey Management LLC, the manager of the Company, and any successor thereto.

                   (k) "Participant" means each (i) Employee who is eligible to, and elects to, participate in the Plan in accordance with the terms of the Plan and (ii) any Employee or former Employee who has an Account under the Plan.

                   (l) "Plan" means the Carey Diversified LLC Employee Share Purchase Plan, as amended from time to time.

                   (m) "Semi-Annual Period" means the six (6) month period ending on the last day of June and December of each year, with the first Semi-Annual Period to commence on or about February 2, 1998.

                   (n) "Shares" means the shares of the Company as described in the Company's Limited Liability Operating Agreement.

                 3. Shares Subject to the Plan. Subject to adjustment pursuant to Section 12 of the Plan, the aggregate number of Shares which may be purchased under the Plan is 500,000. The Shares may be authorized by unissued shares, reacquired shares, or any combination thereof.

                 4. Eligibility. Any Employee of the Company, the Manager, W.P. Carey & Co., Inc. or other participating affiliate is eligible to become a Participant on the first day of the Semi-Annual Period following the Employee's date of hire.


                 5.       Joining the Plan.

                   (a) An eligible Employee's participation in the Plan shall be effective as of the first day of the Semi-Annual Period following the date on which the Employee completes, sign and returns to the Committee such forms as may be required to enroll in the Plan (or at such other time as may be permitted by the Committee in its sole discretion); provided, that for the first Semi-Annual Period of the Plan, participation shall be effective as of the first day of that period so long as the Employee completes and returns the required forms before the last day of such period.





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                   (b)    Notwithstanding subsection (a) above, an Eligible
Employee may elect to make a lump sum contribution (as provided in Section 6(a)(2)) at any time during a Semi-Annual Period in accordance with such rules and procedures as may be established by the Committee in its sole discretion.

                   (c) Participation by any Employee in the Plan is entirely voluntary.

                   6.     Employee Contributions.

                   (a) Each Employee may elect (on such forms as may be required by the Committee in its sole discretion) to contribute by either (1) payroll deduction of 1% to 10% (in whole percentages only) of his or her Compensation payable during a Semi-Annual Period or (2) one lump sum payment (or such additional lump sum payments as may be permitted by the Committee in its sole discretion) of up to 10% of his or her Compensation payable during the Semi-Annual Period. Notwithstanding the foregoing, no Employee may contribute more than $25,000 (or such higher limit as may be established by the Committee from time to time) in any year.

                   (b) Subject to the limits set forth in (a) above, an Employee may elect at any time (on such forms as may be required by the Committee in its sole discretion) to increase or decrease his or her rate of contribution. Except as otherwise provided in the Plan, any such change shall become effective as the first day of the Semi-Annual Period following receipt of such election by the Committee (or at such other time as may be permitted by the Committee in its sole discretion).

                   (c) Any contributions made by an Employee under the Plan shall be credited to the Employee's Account. Except as otherwise provided by the Committee, any dividends on Shares credited to a Participant's Account may, at the election of the Participant, be used to purchase additional Shares hereunder (at the market value at the time of purchase).

                 7.       Issuance of Shares.

                   (a) On the last trading day of each Semi-Annual Period, the contributions (and dividends to be reinvested, if any) credited to a Participant's Account as of that date shall be applied to the purchase of Shares; provided that if the Participant has previously elected in accordance with Section 8(a) to cease participation, no such purchase shall be made on the Participant's behalf. Except as otherwise provided by the Committee, fractional shares may be purchased and credited to Participant Accounts under the Plan.

                   (b) The per share cost for the Shares purchased pursuant to the Plan shall be 85% of the lower of (i) the Fair Market Value of a Share on the first trading day of the Semi-





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Annual Period (the "date of the grant") and (ii) the Fair Market Value of a
Share on the last trading day of the Semi-Annual Period (the "date of exercise").

                   (c) Any funds remaining in a Participant's Account after the purchase of Shares at the conclusion of a Semi-Annual Period shall, unless otherwise requested by the Participant, be carried over and applied in the next Semi-Annual Period. Except as otherwise provided by the Committee, Shares purchased for any Semi-Annual Period shall be credited to Participant Accounts as soon as administratively feasible after the date of purchase; provided, that a Participant may request, upon such terms and conditions as may be established by the Committee, a certificate for Shares credited to his or her Account.

                   (d) If the aggregate number of Shares that all Participants in the Plan desire to purchase in any Semi-Annual Period exceeds the number of Shares then available under the Plan, the Shares available shall be allocated among such Participants in proportion to their contributions during the Semi-Annual.

                   (e) Notwithstanding any other provision herein to the contrary, the obligation to purchase, issue or deliver Shares under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by the Company or Committee, (ii) the condition that the Shares shall have been listed (or authorized for listing upon official notice of issuance) on the New York Stock Exchange and (iii) any other applicable law, regulation, rule or order.


                 8.       Termination of Contributions.

                   (a) The contributions of an Employee under the Plan shall terminate (and no further contributions shall be made on his or her behalf) as of the date on which the Employee (i) elects to withdraw his or her contributions for a Semi-Annual Period, (ii) ceases to be an Employee, (iii) dies, (iv) ceases to receive Compensation for the remainder of a Semi-Annual Period, or (v) to the extent required by law or regulation, receives a hardship distribution under tax-qualified section 401(k) plan sponsored by Carey or any affiliate. Upon ceasing contributions under the Plan, an Employee shall (if applicable) be entitled to recommence contributions in accordance with the terms of Section 5; provided that in the case of a termination under (a)(v), the terminated Participant may not do so for a period of 12 months following the date of the hardship withdrawal (or other period specified under the section 401(k) plan).

                   (b) Other than for the cessation of contributions under either Section 8(a)(i) or Section 8(a)(iii), if contributions are stopped prior to the last trading day of a Semi-Annual Period, (i) Shares shall be credited to the Participant's Account for that Semi-Annual Period based upon the balance in the Participant's Account as of that date, and (ii) payment of any funds remaining in the Account (after the purchase of Shares) shall be made as soon as administratively feasible.





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                   (c)    In the case of a cessation of contributions under
Section 8(a)(i), any funds remaining in the Participant's Account at the close of the Semi-Annual Period in which the termination occurred shall be paid to the Participant as soon as administratively feasible after the close of that Semi-Annual Period.

                   (d)    In the case of a cessation of contributions under
Section 8(a)(iii), any funds remaining in the Participant's Account shall be applied in accordance with Section 9(a).


                 9.       Death of a Participant

                   (a) Upon the death of a Participant, the contributions credited to a Participant's Account shall be retained and applied in accordance with Section 7 and the Participant's beneficiary shall thereafter be entitled to the Shares (and cash, if any) credited to the Participant's Account. Any distribution to a beneficiary hereunder shall be in full satisfaction of the obligations owing to the deceased participant under the Plan. If more than one beneficiary is designated, each beneficiary shall be entitled to the portion of the Participant's Account designated by the Participant, or if no such designation is made, each beneficiary shall receive an equal portion of the Shares and proceeds.

                   (b) Each Participant may designate (on such forms as may be required by the Committee) a beneficiary under the Plan. A previous designation may be changed by a Participant at any time by the submission of a new designation form to the Committee prior to the Participant's death. If a Participant has not designated a beneficiary or the designated beneficiary is not living on the Participant's date of death, the Participant's beneficiary shall be his or her estate.

                 10.      Administration of the Plan.

                   (a) The Plan shall be administered by the Committee. The Committee shall have the full discretion to interpret and administer the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable from time to time. The Committee may delegate any or all of its powers and duties under the Plan to employees of the Company, the Manager, W.P. Carey & Co., Inc. or other Company affiliate.

                   (b) A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be deemed the acts of the Committee.

                   (c) All costs and expenses of administering the Plan shall be paid by the Company and the other participating employers (as determined by the Company in its sole discretion).





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                   11.    Amendment.

                   (a) The Board shall have the right to amend the Plan at any time and from time to time; provided, that no such amendment of the Plan shall, without stockholder approval, be effective if stockholder approval of the amendment is required at such time in order for the purchase of Shares under the Plan to qualify for any available exemption from Section 16 of the Exchange Act or by any other applicable law, regulation, rule or order.

                   (b) No amendment may be made that would cause the purchase of Shares under the Plan not to qualify for exemption under Section 16.

                   (c) Notwithstanding anything herein to the contrary, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for the purchase of Shares under the Plan to qualify for any exemption provided under Section 16 and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any existing Accounts.

                 12. Termination. The Board shall have the right to terminate the Plan at any time. Upon termination, each Participant shall be entitled to payment of his or her Account balance as soon as administratively feasible after the date the Plan is terminated and Participants shall have no further rights hereunder. Unless terminated earlier by action of the Board, the Plan shall remain in effect until such time as no Shares remain available for issuance under the Plan and the Participants and their employers have no further rights or obligations (as applicable) under the Plan.

                 13. Adjustments Upon Changes in Capitalization. Appropriate and proportionate adjustments shall be made in the number and class of shares of shares subject to this Plan in the event of a shares dividend, shares split, reverse shares split, recapitalization, reorganization, merger, consolidation, acquisition, separation or like change in the capital structure of the Company.

                 14. Transferability of Rights. No rights of a Participant (or his or her beneficiary) under this Plan shall be transferable, by operation of law or otherwise, except upon the death of a Participant as provided in Section 9.

                 15. Participation in Other Benefit Plans. Nothing herein contained shall affect an Employee's rights to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee benefit plan or program offered by his or her employer.





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                 16.      No Right to Continued Employment.  Nothing in this
Plan shall confer upon any Employee any right to continued employment with the Company, Manager, W.P. Carey & Co., Inc. or other participating affiliate, or interfere with or restrict in any way the rights of the Company, Manager, W.P. Carey & Co., Inc. or other participating affiliate to discharge the Employee at any time for any reason whatsoever, with or without cause.

                 17. No Shareholder Rights Conferred. Nothing contained in the Plan shall confer upon a Participant (or his or her beneficiary) any rights of a holder of Shares unless and until Shares are issued to the Participant (or his or her beneficiary).

                 18. Governing Law. To the extent not preempted by Federal law, the Plan shall be construed in accordance with and governed by the internal laws of the State of New York.

                 19. Severability. In the event any provision of the Plan or any action taken pursuant to the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, and the illegal or invalid action shall be deemed null and void.

                 20. Withholding Taxes. To the extent required by applicable law or regulation, each Participant shall arrange with his or her employer for the payment of any required federal, state or local income or other tax withholding applicable to the receipt of Shares under the Plan prior to the delivery of the Shares to the Employee.

                 21. Notices. Any notice or other communication required or permitted to be given pursuant to the Plan must be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be determined to have been given and received on the date three days after a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mails; and if given other than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom addressed. Notice shall be given to Participants at their most recent addresses shown in the Company's records. Notice to the Committee shall be sent to the Committee at the Company's principal executive offices to the attention of the Chief Financial Officer of the Company. Notice to an employer shall be sent to the employer's principal executive offices to the attention of its Chief Financial Officer.

                 22. Construction. Titles and headings of sections and articles of this Plan are for convenience of reference only and shall not affect the construction of any provision of this Plan. Unless the context clearly requires otherwise, the singular shall include the plural.





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                 23.      Effective Date of Plan.  The Plan shall become
effective as of February 2, 1998.


                 IN WITNESS WHEREOF, CAREY DIVERSIFIED LLC has caused this document to be executed by its duly authorized officer this 14th day of April, 1998.


                                          CAREY DIVERSIFIED LLC

                                          By:  /s/ Steven M. Berzin
                                               --------------------

                                          Title:  Vice Chairman
                                                  -------------




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